    As filed with the Securities and Exchange Commission on October 29, 1997
                                                  Registration No. 333-
================================================================================


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                           FRUIT OF THE LOOM, INC.
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                  DELAWARE                               36-3361804
       (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
        INCORPORATION OR ORGANIZATION)               IDENTIFICATION NO.)

     5000 SEARS TOWER, 233 SOUTH WACKER DRIVE, CHICAGO, ILLINOIS  60606
         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

     FRUIT OF THE LOOM, INC. 1995 EXECUTIVE INCENTIVE COMPENSATION PLAN
                           AS AMENDED AND RESTATED
          FRUIT OF THE LOOM, INC. 1996 INCENTIVE COMPENSATION PLAN
                          (FULL TITLE OF THE PLANS)

                                LARRY SWITZER
                     SENIOR EXECUTIVE VICE PRESIDENT AND
                           CHIEF FINANCIAL OFFICER
                           FRUIT OF THE LOOM, INC.
 5000 SEARS TOWER,  233 SOUTH WACKER DRIVE, CHICAGO, ILLINOIS  60606, (312)
                                  876-1724
  (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                         CODE, OF AGENT FOR SERVICE)

                               WITH A COPY TO:
                              HOWARD S. LANZNAR
                            KATTEN MUCHIN & ZAVIS
  525 WEST MONROE, SUITE 1600, CHICAGO, ILLINOIS 60661-3693, (312) 902-5200

     Approximate commencement date of the proposed sale to the public: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
     If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plan, please check the
following box:   [ ]
     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
                       CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                       PROPOSED MAXIMUM        PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF         AMOUNT TO BE           OFFERING PRICE        AGGREGATE OFFERING         AMOUNT OF
SECURITIES TO BE REGISTERED      REGISTERED(1)            PER SHARE                PRICE(2)          REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Class A Common Stock
($.01 par value)...........    3,000,000 shares       See Footnote 2 below       $83,344,699             $25,256
============================================================================================================================
(1)  Includes an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) The amounts are based upon the exercise of options for 120,046 Shares at the price of $41.00 per Share, the exercise of options for 25,000 Shares at the price of $41.625 per Share, the exercise of options for 5,000 Shares at the price of $40.125 per Share, the exercise of options for 5,000 Shares at the price of $39.50 per Share, the exercise of options for 3,000 Shares at the price of $38.125 per Share, the exercise of options for 10,000 Shares at the price of $34.875 per Share, the exercise of options for 5,000 Shares at the price of $37.25 per Share, the exercise of options for 110,000 Shares at the price of $27.0625 per Share, and the average of the high and low sale prices reported on the New York Stock Exchange on October 27, 1997 with respect to the exercise of options for 2,716,954 Shares and are used solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933.
===============================================================================

                                   PART I
                     INFORMATION REQUIRED IN PROSPECTUS

       The information called for in Part I of Form S-8 is currently included in the prospectuses for the Fruit of the Loom, Inc. (the "Company") 1995 Executive Incentive Compensation Plan and the Fruit of the Loom, Inc. 1996 Incentive Compensation Plan and is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").


                                   PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       The Company's Annual Report on Form 10-K for the year ended December 31, 1996, the Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997 and the Company's current report on Form 8-K, dated October 28, 1997, which were previously filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are hereby incorporated in this Registration Statement by reference and shall be deemed to be a part hereof.

       The description of the Class A Common Stock contained in the Company's Registration Statement on Form 8-A filed on September 19, 1986 pursuant to
Section 12 of the Exchange Act and all amendments thereto and reports filed for the purposes of updating such description and the description of the preferred stock purchase rights contained in the Company's Registration Statement on Form 8-A filed on March 11, 1996 pursuant to Section 12 of the Exchange Act and all amendments thereto and reports filed for the purposes of updating such description are hereby incorporated in this Registration Statement by reference and shall be deemed to be a part hereof.

       In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

       Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained therein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

       The Company hereby undertakes to provide without charge to each person who has received a copy of the prospectus to which this Registration Statement relates, upon the written or oral request of any such person, a copy of any or all documents that have been or may be incorporated by reference into this Registration Statement, other than exhibits to such documents (unless such exhibits are incorporated therein by reference).

ITEM 4.  DESCRIPTION OF SECURITIES.

       Not Applicable.



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
ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

       None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any persons, including directors and officers, who are (or are threatened to be made) parties to any threatened, pending or completed legal action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of their being directors or officers of the Company. The indemnity may include expenses, attorneys' fees, judgments, fines and amounts paid in settlement, provided such sums were actually and reasonably incurred in connection with such action, suit or proceeding and provided the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, in the case of criminal proceedings, provided he had no reasonable cause to believe that his conduct was unlawful. The corporation may indemnify directors and officers in a derivative action (in which suit is brought by a stockholder on behalf of the corporation) under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged liable to the corporation. If the director or officer is successful on the merits or otherwise in defense of any actions referred to above, the corporation must indemnify him against the expenses and attorneys' fees he actually and reasonably incurred.

       Under a policy of insurance, the Company is entitled to be reimbursed for indemnity payments it is required or permitted to make to its directors or officers.

       Articles XII and XIII of the Company's Restated Certificate of Incorporation provide that the Company shall indemnify certain of its former and present directors and officers against certain liabilities and expenses incurred as a result of their duties as such.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

       Not Applicable.


ITEM 8.  EXHIBITS.

       EXHIBIT
       NUMBER    DESCRIPTION
       -------   -----------

       4.1* Fruit of the Loom, Inc. 1995 Executive Incentive Compensation Plan As Amended and Restated (filed as Exhibit A to the Company's Proxy Statement for its Annual Meeting on May 13,
                 1997).

       4.2* Fruit of the Loom, Inc. 1996 Incentive Compensation Plan (filed as Exhibit 4 to the Company's S-8 on July 30, 1996).

       5 Opinion of Katten Muchin & Zavis as to the legality of securities offered under both the Fruit of the Loom, Inc. 1995 Executive Incentive Compensation Plan As Amended and Restated and the Fruit of the Loom, Inc. 1996 Incentive Compensation Plan.

      23.1       Consent of Independent Auditors, Ernst & Young LLP.

      23.2 Consent of Counsel (contained in the Opinion of Katten Muchin & Zavis in Exhibit 5 hereto).

      24 Power of Attorney (included on signature page of this Registration Statement).
__________________

*    Incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

       1.     The Company hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 as amended (the "Securities Act");

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in a periodic report filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

           (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       2. The Company hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company and subsidiary companies pursuant to the provisions described in
Item 6 above, or otherwise, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, and State of Illinois on this 28th day of October, 1997.

                                        FRUIT OF THE LOOM, INC.


                                        By:   /s/ LARRY K. SWITZER
                                           -------------------------------
                                           Larry K. Switzer
                                           Senior Executive Vice President
                                           and Chief Financial Officer

                              POWER OF ATTORNEY

       Each person whose signature appears below hereby constitutes and appoints Larry K. Switzer and Howard S. Lanznar, and each of them his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Commission under the Securities Act, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

       Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on October 28th, 1997.

        SIGNATURE                                  TITLE
        ---------                                  -----

   /s/ WILLIAM FARLEY      Chairman of the Board, Chief Executive Officer
-------------------------  (Principal Executive Officer) and Director
     William Farley

  /s/ RICHARD C. LAPPIN
-------------------------  President, Chief Operating Officer and Director
    Richard C. Lappin


  /s/ LARRY K. SWITZER     Senior Executive Vice President and Chief Financial
-------------------------  Officer (Principal Financial and Accounting Officer)
    Larry K. Switzer       and Director


  /s/ OMAR Z. AL ASKARI
-------------------------  Director
    Omar Z. Al Askari

/s/ DENNIS S. BOOKSHESTER
-------------------------  Director
  Dennis S. Bookshester

   /s/ LEE W. JENNINGS
-------------------------  Director
     Lee W. Jennings

  /s/ HENRY A. JOHNSON
-------------------------  Director
    Henry A. Johnson

  /s/ MARK MCCORMACK
-------------------------  Director
    Mark McCormack

    /s/ A. LORNE WEIL
-------------------------  Director
      A. Lorne Weil

/s/ SIR BRIAN G. WOLFSON
-------------------------  Director
  Sir Brian G. Wolfson

                                EXHIBIT INDEX



EXHIBIT
NUMBER   DESCRIPTION                                                                     PAGE NO.
-------  -----------------------------------------------------------------------------   --------
   5     Opinion of Katten Muchin & Zavis as to the legality of securities offered under both the Fruit of the Loom, Inc. 1995 Executive Incentive
         Compensation Plan As Amended and Restated and the Fruit of the Loom,
         Inc. 1996 Incentive Compensation Plan.

  23.1   Consent of Independent Auditors, Ernst & Young LLP.

  23.2 Consent of Counsel (contained in the Opinion of Katten Muchin & Zavis in Exhibit 5 hereto).

  24     Power of Attorney (included on signature page of this Registration
         Statement).












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